UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report	January 30, 2026
(Date of earliest event reported)
BANK OF HAWAII CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Merchant Street	Honolulu	Hawaii	96813
(Address of principal executive offices)	(City)	(State)	(Zip Code)
(888) 643-3888
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BOH	New York Stock Exchange
Depository Shares, Each Representing 1/40th Interest in a Share of 4.375% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	BOH.PRA	New York Stock Exchange
Depository Shares, Each Representing 1/40th Interest in a Share of 8.000% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B	BOH.PRB	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2026, Peter S. Ho, Chairman and Chief Executive Officer (“CEO”) of Bank of Hawaii Corporation and Bank of Hawaii (the “Company”) informed the Company’s Board of Directors (the “Board”) that he will retire as CEO and as an employee of the Company, and retire and resign from the Board, on March 31, 2026. Mr. Ho, age 60, concludes a 33-year career with the Company, the last 16 of which he served as Chairman and CEO. Following Mr. Ho’s notice to the Board, and pursuant to the Company’s considered succession plan, the Board appointed current President and Chief Banking Officer James C. Polk to the position of President and CEO of the Company, effective April 1, 2026. Mr. Polk will also join the Board on that date. Based upon the recommendation of the Human Resources & Compensation Committee of the Board (“HRC”), the Board approved an annual base salary of $825,000 for Mr. Polk, effective April 1, 2026, and after that date he will also be eligible to participate in the short- and long-term incentive plans that are generally available to the Company CEO, all on the terms approved by the HRC.

Mr. Polk, age 59, joined the Company in 1999 and for the last 26 years has held a variety of leadership roles, including overseeing Commercial Banking, Consumer Banking, Retail Lending & Deposit Products, and the Company’s West Pacific Region. In 2016, he was promoted to Vice Chair, and became Chief Banking Officer in 2021. Mr. Polk was promoted to the role of President on July 19, 2024.

Additionally, effective April 1, 2026, Lead Independent Director Raymond P. Vara, Jr., age 56, who has served on the Board since 2013 and as Hawai‘i Pacific Health’s President and CEO since 2013, will become Non-Executive Chairman of the Board. To ensure a smooth transition for both the Chairman and CEO roles, Mr. Ho plans to serve as a consultant to the Company following his retirement through the end of 2027 upon terms yet to be mutually determined.

Item 7.01 Regulation FD Disclosure.

On February 3, 2026, the Company issued a press release relating to the matters described in Item 5.02. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01.Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.

99.1	February 3, 2026 Press Release: Bank of Hawai‘i Announces Planned Retirement of Chairman and CEO Peter S. Ho.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2026	Bank of Hawaii Corporation

	By:	/s/ Patrick M. McGuirk
Patrick M. McGuirk
Vice Chair and Chief Administrative Officer